EXHIBIT 10.20



                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of _________ ___, 2003, between Document Security Systems, Inc., a New York corporation (the "Company"), and IDT Venture Capital Corporation, a Delaware corporation (the "Investor").

         WHEREAS, the Investor desires to purchase shares of common stock, par value $0.02 per share, of the Company (the "Common Stock"), and the Company desires to issue and sell shares of Common Stock to the Investor, upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Investor desires to purchase a warrant to acquire shares of Common Stock attached hereto as Exhibit A (the "Warrant"), and the Company desires to issue and sell the Warrant to the Investor, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the Company and the Investor hereby agree as follows:

         Section 1. Sale and Purchase.

         1.1 Sale and Purchase of Common Stock and the Warrant; Purchase Price. The Company hereby agrees to issue and sell, and the Investor hereby agrees to purchase from the Company, 100,000 shares of Common Stock (the "Shares") and the Warrant (together with the Shares, the "Investor Securities") for an aggregate purchase price consisting of certain legal and other expenses which have been incurred by the Investor, its parent, IDT Corporation ("IDT"), and/or any affiliates (within the meaning of Rule 405 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act")) of IDT on behalf of the Company (the "Purchase Price"). The Company hereby acknowledges receipt of (and the adequacy and sufficiency of) the Purchase Price.

         1.2 Issuance of the Shares and the Warrant. Simultaneously herewith, the Company is issuing and delivering to the Investor a share certificate or certificates representing the Shares and an original executed Warrant, which certificate or certificates and Warrant shall be registered in the Investor's name.

         Section 2. Representations, Warranties and Acknowledgments of the Investor. The Investor hereby represents, warrants and acknowledges to the Company as follows:

         2.1 No Registration of Investor Securities. The Investor is aware that the Investor Securities (and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares")) have not been registered under the Act, that such offer and sale are intended to be exempt from registration under the Act and the rules promulgated thereunder by the SEC, and that the Investor Securities (and the Warrant Shares) cannot be offered, sold, assigned, transferred or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. The Investor is also aware that sales or transfers of the Investor Securities (and the Warrant Shares) are further restricted by state securities laws and that the Warrant and certificates evidencing the Shares will bear appropriate legends restricting their transfer pursuant to applicable laws.

         2.2 Suitability of Investment. (a) The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act as presently in effect and is acquiring the Investor Securities for its own account, or for the account of another "accredited investor" who is an affiliate of the Investor, for investment purposes only and not with a view to the resale or distribution thereof;

         (b) The Investor has such knowledge and experience in financial or business matters that it can, and it has, adequately analyzed the risks of an investment in the Investor Securities (and the Warrant Shares) and it has determined that the Investor Securities (and the Warrant Shares) are a suitable investment for the Investor and that the Investor is able to bear the economic risk of a total loss of its investment in the Company; and

         (c) The Investor is aware that there are substantial risks incident to an investment in the Investor Securities (and the Warrant Shares).

         2.3 Corporate Authority. The Investor has all requisite corporate power and authority and has taken all corporate and other action necessary in order to execute, deliver and perform its obligations under the applicable provisions of this Agreement. This Agreement is a valid and binding agreement of the Investor, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 3. Representations, Warranties and Acknowledgments of the Company. The Company hereby represents, warrants and acknowledges to the Investor as follows:

         3.1 Organization, Good Standing, Qualification and Investment Company.
(a) Each of the Company and its subsidiaries (as defined by Rule 405 under the Act) (each a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. Each of the Company and each Company Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, lease or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not have a Company Material Adverse Effect (as defined below).

         As used in this Agreement, the term "Company Material Adverse Effect" means a material adverse effect on the condition, properties, prospects, assets, business or operations of the Company and its subsidiaries taken as a whole.

         (b) All of the outstanding shares of capital stock of each Company Subsidiary beneficially owned by the Company have been validly issued and are fully paid and nonassessable and are so owned free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind ("Lien").



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         3.2 Corporate Authority. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Warrant and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The Company has duly executed and delivered this Agreement and the Warrant. Each of this Agreement and the Warrant is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.3 Capital Structure. (a) The authorized capital stock of the Company consists solely of 200,000,000 shares of Common Stock, of which 9,309,818 shares are outstanding. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Investor Securities have been duly authorized and the Shares have been validly issued, fully paid and nonassessable, and the issuance of the Shares and the Warrant have not been subject to any preemptive rights or made in violation of any Applicable Law.

         The term "Applicable Law" for purposes of this Agreement means (a) any foreign, United States Federal, state or local law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any governmental or regulatory authority, agency, commission, body or other governmental entity or court ("Governmental Entity") and (b) any rule or listing requirement of any applicable national stock exchange or association or listing requirement of any national stock exchange or association or SEC recognized trading market on which securities issued by the Company are listed or quoted.

         (b) Except as set forth in the Company Reports (as defined below), there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company or any Company Subsidiary, (ii) no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Company Subsidiary, (iii) no rights, contracts, commitments or arrangements (contingent or otherwise) obligating the Company or any Company Subsidiary to either (A) redeem, purchase or otherwise acquire, or offer to purchase, redeem, or otherwise acquire, any outstanding shares of, or any outstanding warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or (B) pay any dividend or make any distribution in respect of any shares of, or any outstanding securities that are convertible or exchangeable for any shares of, capital stock of the Company, (iv) no agreements or arrangements under which the Company or any Company Subsidiary is obligated to register the sale of any of its securities under the Act (except as provided hereunder) and (v) no restrictions upon, or Contracts (as defined in Section 3.4(a)) or understandings of the Company or any subsidiary of the Company, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of capital stock of the Company or any Company Subsidiary. Except as set forth in the Company Reports, there are no securities or instruments containing antidilution or similar provisions that will be triggered by the consummation of the Transactions. Except as set forth in the Company Reports, no party has any right of first refusal, right of first offer, right of co-sale or other similar right regarding the Company's securities. As used in this Agreement, the term "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.



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         (c) The Warrant Shares have been duly authorized and adequately reserved in contemplation of the exercise of the Warrant, and, when issued and delivered in accordance with the terms of the Warrant, will be validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

         3.4 No Violation; Consents. (a) Subject to any filings referred to in
Section 3.4(b), the execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation by the Company of the Transactions do not and will not, directly or indirectly (with or without notice, lapse of time or both), contravene any Applicable Law. The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation of the Transactions do not and will not, directly or indirectly (with or without notice, lapse of time or both), constitute or result in (i) a breach or violation of, or a default under, the acceleration of any obligations, any party obtaining the right to exercise any remedy under, or the creation of a Lien on or with respect to any assets owned or used by the Company or any Company Subsidiary pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective assets is subject or any law or governmental or non-governmental permit or license to which the Company or any Company Subsidiary is subject, (ii) any change in the rights or obligations of any party under any of such Contracts or (iii) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or any Company Subsidiary currently in effect or any resolution adopted by the board of directors or the stockholders of the Company or any Company Subsidiary.

         (b) Except for applicable filings, if any, required by applicable federal and state securities laws, which, in each case, are not required to be made on or prior to the date hereof (and which shall be made in a timely manner by the Company), no consent, authorization or order of, or filing or registration with, any Governmental Entity or other Person is required to be obtained or made by the Company or the Company Subsidiaries for the execution and delivery of this Agreement or the Warrant or the consummation by the Company of the Transactions.

         3.5 Company Reports; Financial Statements. (a) The Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"). As of the respective dates of their filing with the SEC (and, with respect to registration statements, as of their respective effective dates), the Company Reports complied in all respects with the applicable provisions of the Act and the 1934 Act and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances




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

under which they were made, not misleading. All reports, registration statements and other filings filed by the Company with the SEC since January 1, 2002 (including exhibits and any amendments thereto and documents incorporated by reference therein) are referred to in this Agreement as the "Company Reports."

         (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of the date of such balance sheet and each of the consolidated statements of income, changes in stockholders' equity, and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, cash flows, and changes in stockholders' equity, as the case may be, of the Company and its subsidiaries for the periods set forth in such statements (subject, in the case of unaudited statements, to notes and normal and recurring year-end audit adjustments that are not and will not be material in amount or effect), all in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), and in each case, has been prepared in accordance with GAAP, except as may be noted therein, and in compliance in all respects with the rules and regulations of the SEC.

         3.6 Absence of Certain Changes. Except as disclosed in the Company Reports filed and publicly available prior to the date hereof, since June 30, 2003, there has not been any event or occurrence or any change in the financial condition, properties, prospects, business or results of operations of the Company that has had or may result in a Company Material Adverse Effect.

         3.7 Compliance with Laws. Except as set forth in the Company Reports filed and publicly available prior to the date hereof, the business of the Company has not been, and is not being, conducted in violation of any Federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity, except for violations or possible violations that, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Transactions. Except as set forth in the Company Reports filed and publicly available prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or the Company Subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Transactions.

         3.8 Private Offering. Based, in part, on the Investor's representations in Section 2, the offer and sale of the Investor Securities (and the Warrant Shares) are exempt from the registration and prospectus delivery requirements of the Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Act, the integration of such offering with the offering and sale of the Investor Securities (or the Warrant Shares)), that would subject the issuance of the Investor Securities (or the Warrant Shares) to the registration provisions of the Act.



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


         3.9 Litigation. Except as disclosed in the Company Reports filed and publicly available prior to the date hereof, there are not any (a) outstanding judgments against or affecting the Company or any of the Company Subsidiaries or
(b) Proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries that (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the Transactions or (ii) if resolved adversely to the Company or any Company Subsidiary, would have, individually or in the aggregate, a Company Material Adverse Effect.

         For purposes of this Agreement, "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal).

         3.10 Permits and Licenses. The Company and the Company Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and its subsidiaries to conduct their respective businesses as currently conducted, except for those the failure of which to be obtained would not have a Material Adverse Effect.

         3.11 Intellectual Property, etc. The Company and the Company Subsidiaries have taken all reasonable efforts to ensure that they have, and have no reason to believe that they do not have, all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property (as defined below). The Company and the Company Subsidiaries (i) have not defaulted in any material respect under any license to use any Company Intellectual Property, (ii) are not the subject of any Proceeding for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such Proceeding and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Company Intellectual Property, other than a default, Proceeding, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect

         For purposes of this Agreement, "Company Intellectual Property" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are used in the conduct of the business of the Company or the Company Subsidiaries as presently conducted.

         Section 4. Registration Rights. If at any time the Company proposes to file a registration statement under the Act with respect to a public offering of shares of Common Stock (which, for purposes of this Section 4, shall be deemed to include any stock into which Common Stock shall have been changed or any stock resulting from any combination of shares, recapitalization, reorganization, merger, consolidation, sale of assets or reclassification) for its own account (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend



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

reinvestment plan or employee benefit plan covering officers or directors of the Company or its affiliates (within the meaning of Rule 405 of the SEC under the Act) or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction) or for the account of any holder of shares of Common Stock, then the Company shall give written notice of such proposed filing to the Investor (and IDT) at least forty
(40) days before the anticipated filing date. Such notice shall offer the Investor the opportunity to register all or any portion of the Shares and the Warrant Shares (collectively, with any other securities issued and issuable with respect to any such Shares or Warrant Shares by way of a stock dividend, stock distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, sale of assets or reclassification, the "Registrable Shares") as they may request (a "Piggyback Registration"). The Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received a written request for inclusion therein within thirty (30) days after such notice has been given to the Investor (and IDT). The Investor shall be permitted to withdraw all or any portion of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Investor shall be entitled to an unlimited number of Piggyback Registrations. The Company shall permit the Investor to include all the Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. The registration rights set forth in this Section 4 are transferable to any transferee or purchaser of the Registrable Shares and/or the Warrant.

         Section 5. Transfer Limitations: 1933 Act Legend.

         5.1 Unless sold pursuant to an effective registration statement, each certificate representing the Shares shall bear a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR, EXCEPT AS OTHERWISE PERMITTED PURSUANT TO RULE 144 UNDER THE ACT OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT."

         5.2 The foregoing legend shall be removed from the certificates representing any shares of Common Stock, at the request of the holder thereof, at such time as (i) they are sold pursuant to an effective registration statement, (ii) they become eligible for resale pursuant to Rule 144(k) or another provision of Rule 144 of the Act pursuant to which all or a portion of the Shares could be sold in a single transaction or (iii) an opinion of counsel is obtained to the effect that the proposed transfer is exempt from the Act.

         Section 6. Miscellaneous.

         6.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and obligations in this Agreement shall survive indefinitely.



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         6.2 Successors and Assigns. This Agreement may not be assigned by the
Investor or the Company without the prior written consent of the other party hereto and any attempted or purported assignment shall be void; provided, however, that the Investor may, without the written consent of the Company, assign its rights and obligations hereunder to any of its affiliates (within the meaning of Rule 405 of the SEC under the Act). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

         6.5 Captions and Headings. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.6 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or three business days after the deposit with the U.S. mail, return receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt:



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



     If to the Company, to it at:

         36 West Main Street
         Suite 710
         Rochester, New York 14614
         Attn:  Chief Executive Officer

     If to the Investor, to it at:

         520 Broad Street
         Newark, New Jersey 07102
         Attn:  Chief Executive Officer

     with copies to:

         IDT Corporation
         520 Broad Street
         Newark, New Jersey 07102
         Attn:  Chief Executive Officer

     and

         McDermott, Will & Emery
         50 Rockefeller Plaza
         New York, New York  10020-1605
         Attn:  Mark S. Selinger, Esq.

         6.7 Amendments and Waivers. All terms of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon all of the parties to this Agreement.

         6.8 Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be valid and enforceable in accordance with its terms. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain valid and enforceable to the extent not held invalid or unenforceable.

         6.9 Entire Agreement. This Agreement and the Warrant (and the schedules and exhibits hereto and thereto, if any) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and discussions between them.

         6.10 Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.



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         6.11 Expenses. All costs and expenses incurred in connection with this
Agreement shall be paid by the party incurring such cost or expense.

         6.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 6.12 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

         6.13 The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and any other documents referred to in this Agreement.



                       [Signatures on the following page.]







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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                DOCUMENT SECURITY SYSTEMS, INC.

                                By:__________________________________
                                    Name:
                                    Title:


                                IDT VENTURE CAPITAL CORPORATION

                                By:__________________________________
                                    Name:
                                    Title:





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                                    Exhibit A

                          Common Stock Purchase Warrant























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